UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2009
DUKE ENERGY OHIO, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-1232 (Commission File Number)	31-0240030 (IRS Employer Identification No.)
139 East Fourth Street, Cincinnati, Ohio 45202
(Address of Principal Executive Offices, including Zip code)
(704) 594-6200
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01. Other Events.
     On March 18, 2009, Duke Energy Ohio, Inc. (the “Company”) entered into an underwriting agreement, dated as of March 18, 2009, with Barclays Capital Inc., Deutsche Bank Securities Inc., SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $450,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 5.45% Series, Due April 1, 2019 (the “Bonds”). The Bonds were issued under the First Mortgage, dated as of August 1, 1936, as amended from time to time, including by the Fortieth Supplemental Indenture, dated as of March 23, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee. In connection with the issuance and sale of the Bonds, the Company is filing the above-described supplemental indenture and underwriting agreement as Exhibits 4.1 and 99.1 to this Form 8-K, respectively.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
4.1	Fortieth Supplemental Indenture, dated as of March 23, 2009 to the First Mortgage, dated as of August 1, 1936, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee

99.1	Underwriting Agreement, dated March 18, 2009, between the Company and Barclays Capital Inc., Deutsche Bank Securities Inc., SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, as representatives of the several underwriters named therein

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY OHIO, INC.
Date: March 24, 2009	By:	/s/ Robert T. Lucas III, Esq.
		Name:	Robert T. Lucas III, Esq.
		Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

4.1	Fortieth Supplemental Indenture, dated as of March 23, 2009 to the First Mortgage, dated as of August 1, 1936, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee

99.1	Underwriting Agreement, dated March 18, 2009, between the Company and Barclays Capital Inc., Deutsche Bank Securities Inc., SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, as representatives of the several underwriters named therein